EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MTS Systems Corporation:

We consent to the use of our report with respect to the consolidated financial statements, financial statement schedule II and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/   KPMG LLP

Minneapolis, Minnesota
February 9, 2011